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                                                                  EXHIBIT 23.7



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Quantum Optech Incorporation


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG Certified Public Accountants

Hsin Chu, Taiwan
November 19, 2001